    As filed with the Securities and Exchange Commission on January 9, 2001.
                                                  Registration No. ___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ADVANCED NEUROMODULATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                            75-1646002
---------------------------                            -------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

                         6501 WINDCREST DRIVE, SUITE 100
                               PLANO, TEXAS 75024
                                 (972) 309-8000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                   ----------

                              F. Robert Merrill III
                       Executive Vice President - Finance,
                      Chief Financial Officer and Treasurer
                         6501 Windcrest Drive, Suite 100
                               Plano, Texas 75024
                                 (972) 309-8000
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                   ----------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                              CALCULATION OF REGISTRATION FEE

                                 AMOUNT             PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
    TITLE OF SHARES               TO BE             AGGREGATE PRICE            AGGREGATE            REGISTRATION
    TO BE REGISTERED           REGISTERED             PER UNIT(1)          OFFERING PRICE(1)             FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Common Stock,
     $.05 par value           1,223,825(2)             $21.125(3)              $25,853,303(3)           $6,463.33

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) This registration statement is being used to register 1,223,825 shares of common stock owned by selling shareholders, plus an indeterminate number of shares of common stock which may be issued pursuant to provisions of the ESOX Asset Purchase Agreement described herein.

(3) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices per share of Advanced Neuromodulation Systems, Inc. on January 2, 2001, as reported by the Nasdaq National Market.

                                   ----------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
     SECTION 8(a), MAY DETERMINE.

================================================================================
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   ----------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                     ADVANCED NEUROMODULATION SYSTEMS, INC.

                                1,223,825 SHARES
                                  COMMON STOCK

                                   ----------

         On January 2, 2001, we issued 119,100 shares of our common stock pursuant to an Asset Purchase Agreement, dated as of January 2, 2001, among us, SPAC Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary, Implantable Devices, Inc., a Minnesota corporation ("IDI"), Implantable Devices Limited Partnership, a Minnesota limited partnership ("IDP"), ESOX Technology Corporation, a Minnesota corporation ("ESOX"), and Henry Buchwald, John Hoeschler, Thomas Rohde and Bruce Wigness, the shareholders of IDI and ESOX. We issued the shares to ESOX Technology Holdings, LLC, a Minnesota limited liability company ("ESOX LLC"), as successor in interest to ESOX, and to IDP. ESOX LLC and IDP then distributed the shares to their shareholders, as listed below under the caption "Selling Shareholders." These selling shareholders can use this prospectus to sell to other purchasers some or all of the shares of our common stock they received pursuant to the asset purchase agreement. ESOX LLC's and IDP's consolidated unaudited revenues for their last fiscal year did not exceed $100,000.

         Subsequently, but also on January 2, 2001, we issued 1,104,725 shares of our common stock pursuant to an Agreement and Plan of Merger, dated as of November 30, 2000, among us, ANS Acquisition Corp., a New Jersey corporation and our wholly-owned subsidiary, Hi-tronics Designs, Inc., a New Jersey corporation, and certain major shareholders of Hi-tronics Designs, Inc. We issued the shares to all of the shareholders of Hi-tronics Designs, Inc., as listed below under the caption "Selling Shareholders." These selling shareholders can use this prospectus to sell to other purchasers some or all of the shares of our common stock they received pursuant to the merger agreement. HDI is a contract developer and original equipment manufacturer of electro-mechanical devices, and supplies components to us and to other customers. Hi-tronics' unaudited revenues for its fiscal year ended November 30, 2000 were approximately $10.6 million, including approximately $1.5 million of revenues associated with sales to us. Hi-tronic's unaudited earnings before taxes for the fiscal year were approximately $300,000.

         The offering of shares of our common stock under this prospectus is being made by the selling shareholders only. It is not part of an original issuance by us of shares of our common stock. Accordingly, all of the net proceeds from the sale of shares of our common stock offered under this prospectus will go to the selling shareholders who offer and decide to sell their shares.

         Although we will not receive any of the proceeds from the selling shareholders' sale of their shares, we have agreed to and will pay for the costs of registering the shares covered by this prospectus, other than commissions, fees and discounts of underwriters, brokers, dealers and agents, if any.

         The selling shareholders may offer their shares of our common stock in transactions on the Nasdaq Stock Market's National Market (we refer to it as the "Nasdaq"), in negotiated transactions, through a combination of these methods or in any other legal way. The selling shareholders may offer their shares of our common stock at prevailing market prices, at prices related to market prices, at fixed prices that may change or at privately negotiated prices. See below under the caption "Plan of Distribution."

                                   ----------

         Our common stock is quoted on the Nasdaq and trades under the symbol "ANSI." On January 8, 2001, the closing price of one share of our common stock, as reported on the Nasdaq, was $24.00.

                                   ----------

         THIS INVESTMENT IN SHARES OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS WE DESCRIBE UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 5.

                                   ----------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
                UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

         The shares of common stock being offered under this prospectus are not being offered in any jurisdiction where the offer is not permitted.

         The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock offered under this prospectus.

         No dealer, salesman or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by us or the selling shareholders. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in our business affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, any securities other than the registered securities to which it relates. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, such securities in any circumstances in which such offer or solicitation is unlawful.

                   This prospectus is dated January __, 2001.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, we file reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy the various reports, proxy statements, information statements, and other information that we file with the Commission pursuant to the requirements of the Exchange Act at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of these materials may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Also, the Commission maintains a Web site that contains our various Commission filings and other information about us. The Commission's Web site address is http://www.sec.gov.

         We are a publicly held corporation, and our common stock is traded on the Nasdaq under the symbol "ANSI." You also may review copies of our various reports, proxy statements, information statements and other information at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20549.

         We intend to furnish our shareholders with annual reports containing audited consolidated financial statements and other periodic reports as we may determine or as may be required by law.

         This prospectus constitutes a part of a registration statement on Form S-3 that we have filed with the Commission under the Securities Act of 1933, as amended, (the "Securities Act"). This prospectus does not contain all information included in the registration statement. Certain parts of the registration statement have been omitted in accordance with the rules and regulations of the Commission. For further information, please refer to the registration statement, which can be inspected on the Commission's Web site or at the public reference rooms at the offices of the Commission.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Commission allows us to "incorporate by reference" certain information and reports that we file with it. Accordingly, this prospectus incorporates by reference the following documents previously filed by us with the Commission pursuant to the Securities Act and the Exchange Act, and these documents are deemed a part of this prospectus:

         (i) our Annual Report on Form 10-K, which contains audited financial statements for the fiscal year ended December 31, 1999;

         (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (iii) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

         (iv) our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

         (v) our Current Reports on Form 8-K, filed on December 1, 2000 and January 9, 2001; and

         (vi) a description of our common stock contained in our registration statement on Form SB-2, dated September 28, 1995 (Commission File Number 33-62991), including any amendment or reports filed for the purpose of updating such description.

         All of the documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering relating to this prospectus will be deemed to be incorporated by reference in this prospectus and to constitute a part of this prospectus from the date that such documents are filed with the Commission. For purposes of this prospectus, any statement that is incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified, replaced, or superseded by a statement contained in this prospectus or contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus. Such modified or superseded statement will be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         You may request, at no cost, copies of any or all of the documents incorporated by reference in this prospectus (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates) by writing or telephoning us at:

                     Advanced Neuromodulation Systems, Inc.
                              6501 Windcrest Drive
                                    Suite 100
                               Plano, Texas 75024
                          Attn: Chief Financial Officer
                            Telephone: (972) 309-8000

                                   THE COMPANY

         We design, develop, manufacture and market advanced implantable neuromodulation devices that improve the quality of life for people with disabling chronic pain or nervous system disorders. Neuromodulation is the electrical or chemical modulation of the central nervous system to significantly reduce chronic pain or improve neurological function. We are a market share and technology leader in the $42 million radio-frequency stimulation segment of the neuromodulation market. Additionally, we continue to accelerate our investment in development projects to position us to participate in the other larger and more rapidly growing segments of the neuromodulation market.

         We are a Texas corporation formed in 1979. Our principal executive offices are located at 6501 Windcrest Drive, Suite 100, Plano, Texas 75024, and our telephone number is (972) 309-8000.

                                  RISK FACTORS

         You should carefully consider the following risk factors and warnings before making an investment decision. The risks described below are not the only ones that we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth and incorporated by reference in this prospectus.

         This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements. These statements refer to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "anticipates," "plans," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined below. These factors may cause our actual results to differ materially from those expressed in forward-looking statements made or incorporated by reference in this prospectus, or in any other Commission filings or public statements we may make. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Product Development and Market Acceptance. Our growth depends in part on our ability to develop and gain market acceptance of new products, including our next generation of products. We cannot assure you that we will continue to develop successful products, that we will not experience delays in product introduction, or that once such products are introduced, the market will accept them.

Government Regulation. Our business is subject to extensive government regulation, principally by the Food and Drug Administration (the "FDA"). The regulatory process, especially as it relates to product approvals, can be lengthy, expensive and uncertain and may involve the satisfactory completion of clinical trials and market tests prior to the introduction of new products. Failure to obtain government approval of our products on a timely and cost-efficient basis, including the approval of the IPG stimulation systems for spinal cord stimulation, could have a material adverse effect on our business, financial condition and results of operations.

Component Supply. We depend on various suppliers for certain components used to manufacture our products, and our business depends in part on the adequacy, acceptability and timeliness of component supply. In addition, we rely on a single supplier for the computer chip used in the receiver of our stimulation systems. The supplier of this computer chip has indicated its desire to cease manufacturing and supplying the computer chip in the future, but to date has not determined when this will occur. The supplier has agreed to notify us when a date has been determined and allow us to place a final one-time purchase order for the computer chip. In the interim, we are maintaining a higher than normal inventory of the computer chip and are developing a new receiver design that does not use a custom computer chip. A sudden disruption in supply from the computer chip supplier or another single-source supplier could adversely affect our ability to deliver finished products on time.

Competition and Technological Change. The medical device market is highly competitive. We compete with many larger companies that have access to greater capital, research and development, marketing, distribution and other resources than we do. In addition, our market is characterized by extensive research efforts and rapid product development and technological change, which could render our products obsolete or noncompetitive. The market for electrical stimulation systems and implantable intrathecal drug pumps is dominated by one large supplier, Medtronic, Inc.

Intellectual Property Rights. We rely in part on patents, trade secrets and proprietary technology to remain competitive. It may be necessary to defend these rights or to defend against claims that we are infringing on the rights of others. Intellectual property litigation and controversies are disruptive and expensive.

Cost Pressures on Medical Technology. The overall escalating cost of medical products and healthcare results in significant cost pressure. Third-party payers, such as insurance companies and HMO's, are under intense pressure to challenge the prices charged for medical products and services. We rely heavily on Medicare and Medicaid reimbursement. Any amendments to existing reimbursement rules and regulations that restrict or terminate the reimbursement eligibility (or the extent or amount of coverage) of medical procedures using our products or the eligibility (or the extent or amount of coverage) of our products could adversely impact our business, financial condition and results of operations.

Potential Product Liability. The testing, manufacturing, marketing and sale of medical devices entail substantial risks of liability claims or product recalls.

Reliance on Major Customers. During 1999, we had two major customers that accounted for ten percent or more of our net revenue. Sun Medical, Inc. and Primesource Surgical, Inc., each a specialty distributor of our products, accounted for $3.0 million and $2.3 million, respectively, or 14.6% and 11.2%, respectively, of our net revenue from product sales for the year ended December 31, 1999. While we believe our relations with these customers are good, the loss of one or both of them could have a material adverse effect on our business, financial condition and results of operations.

Year 2000 Compliance. Although our Year 2000 readiness efforts were successful and we have not experienced any Year 2000 issues to date, we cannot assure you that Year 2000 issues will not occur at a later date that would have a material adverse impact on our results of operations, financial condition and cash flows.

                              SELLING SHAREHOLDERS

         The shares of our common stock to be sold pursuant to the offering were acquired by the selling shareholders in connection with our acquisitions of Hi-tronics Designs, Inc. and the assets of ESOX Technology Holdings, LLC and Implantable Devices Limited Partnership. The table below sets forth information with respect to the beneficial ownership of the common stock by the selling shareholders immediately prior to this offering and as adjusted to reflect the sale of shares of common stock pursuant to the offering. All information with respect to the beneficial ownership has been furnished by the selling shareholders.


                                           Beneficial Ownership                    Beneficial Ownership
                                            Prior to Offering                        After Offering
                                   ----------------------------------           ------------------------
                                    Number of              Shares to                   Number of
Name of Beneficial Owner             Shares               be Sold (1)                  Shares (1)
------------------------           ----------           --------------                -----------
Anthony J. Varrichio (2)              481,710              481,710                        0
Sherrie Varrichio                      20,727               20,727                        0
William L. Winstrom (3)               363,545              363,545                        0
Leilani Winstrom                          987                  987                        0
Jack Schwartz                          78,960               78,960                        0
Richard Michelin                       30,706               30,706                        0
Martin Thompson                        20,398               20,398                        0
James Caruso (4)                       16,724               16,724                        0
Randy Robinson                         16,450               16,450                        0
James Woesner                          14,805               14,805                        0
SWM Consulting                         12,831               12,831                        0
Robert Hudson                           9,870                9,870                        0
Greg Turi                               7,402                7,402                        0
Jonathon Varrichio                      3,290                3,290                        0
Gina Varrichio                          3,290                3,290                        0
Craig Varrichio                         3,290                3,290                        0
Ann Hudson                              3,290                3,290                        0
Camile Lipuma                           3,290                3,290                        0
Lisa Winstrom                           3,290                3,290                        0
Eric Winstrom                           3,290                3,290                        0
Amy Redd                                1,645                1,645                        0
Steven Minnick                          1,645                1,645                        0
David Palmer                            1,645                1,645                        0
Robert Winstrom                         1,645                1,645                        0
ESOX Technology Holdings, LLC           1,197                1,197                        0
Implantable Devices Limited             1,203                1,203                        0
Partnership
University of Minnesota                11,672               11,672                        0
Henry Buchwald                         28,955               28,955                        0
Bruce Wigness                          36,007               36,007                        0
John Hoeschler                         18,756               18,756                        0
Tom Rohde                              21,310               21,310                        0

---------

(1) Assumes all the shares of common stock that may be offered are sold. Messrs. Anthony J. Varrichio, William L. Winstrom, and James Caruso have agreed that they will not sell, transfer or otherwise dispose of, or reduce any risk relative to, any of the common stock they own after January 2, 2001 until such time as financial statements that include at least 30 days of combined operations of Hi-tronics Designs, Inc. and Advanced Neuromodulation Systems, Inc. after the merger have been publicly reported.

(2) Anthony J. Varrichio became Executive Vice President of Advanced Neuromodulation Systems, Inc. and General Manager of Hi-tronics Designs, Inc., a New Jersey corporation and wholly-owned subsidiary of Advanced Neuromodulation Systems, Inc., effective as of January 2, 2001.

(3) William L. Winstrom became Vice President of Hi-tronics Designs, Inc., a New Jersey corporation and wholly-owned subsidiary of Advanced Neuromodulation Systems, Inc., effective as of January 2, 2001.

(4) James Caruso became Vice President - Finance of Hi-tronics Designs, Inc., a New Jersey corporation and wholly-owned subsidiary of Advanced Neuromodulation Systems, Inc., effective as of January 2, 2001.

                              PLAN OF DISTRIBUTION

         The shares of common stock are being registered to permit public secondary trading of such common stock by the holders thereof from time to time after the date of this prospectus. The sale of the common stock offered by this prospectus may be effected from time to time directly, or by one or more broker-dealers or agents, in one or more transactions (which may involve crosses or block transactions) on the Nasdaq (or other national securities exchange or quotation services on which the Common Stock may be listed or quoted at the time of sale) or otherwise. Such common stock may be sold in one or more negotiated transactions, or through a combination of such methods of distribution, at prices related to prevailing market prices, fixed prices, varying prices determined at the time of sale or at negotiated prices.

         In the event one or more broker-dealers or agents agree to sell the common stock, they may do so by purchasing the common stock as principals or by selling the common stock as agent for the selling shareholders. Any such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the shares of common stock for which such broker-dealer or agent may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer or agent may be in excess of customary compensation).

         The selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the common stock by the selling shareholders. The foregoing may affect the marketability of the common stock.

         In order to comply with certain states' securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the offering.

                                  LEGAL MATTERS

         The validity of the common stock offered by this prospectus will be passed upon for us by Hughes & Luce, L.L.P., Dallas, Texas.

                                     EXPERTS

         The consolidated financial statements of Advanced Neuromodulation Systems, Inc. incorporated by reference in Advanced Neuromodulation Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Our Articles of Incorporation include a provision eliminating or limiting director liability to Advanced Neuromodulation Systems, Inc. and its shareholders for monetary damages arising from acts or omissions in the director's capacity as a director. Consistent with the Texas Business Corporation Act, our Articles of Incorporation do not eliminate or limit a director's liability to the extent the director is found liable for (i) a breach of the director's duty of loyalty to us or our shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute, or (v) an act related to an unlawful stock repurchase or payment of a dividend. In addition, we maintain insurance on behalf of our directors and executive officers, insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

         To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Texas law, our Articles of Incorporation or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                     PART II


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  Registration fee                                         $  6,463
                  Accounting fees and expenses                                4,000*
                  Legal fees and expenses                                     4,000*
                  Miscellaneous expenses                                      2,000*
                                                                           --------
                           Total:                                          $ 16,463*

----------
*  Estimated

We will pay all of the above expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Consistent with the Texas Business Corporation Act, our Articles of Incorporation include a provision eliminating or limiting director liability to us or our shareholders for monetary damages arising from certain acts or omissions in the director's capacity as a director. In addition, we maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 16. EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-5 of this registration statement, which Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on January 9, 2001.

                                    ADVANCED NEUROMODULATION SYSTEMS, INC.

                                    By:  /s/ Christopher G. Chavez
                                       ---------------------------------------
                                         Christopher G. Chavez
                                         President

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                                   Title                                       Date
         ---------                                   -----                                       ----
/s/ Christopher G. Chavez               Chief Executive Officer, President and                   January 9, 2001
--------------------------------        Director of Advanced Neuromodulation
Christopher G. Chavez                   Systems, Inc. (Principal Executive Officer)

/s/ F. Robert Merrill III               Executive Vice President - Finance,                      January 9, 2001
--------------------------------        Treasurer and Secretary of Advanced
F. Robert Merrill III                   Neuromodulation Systems, Inc. (Principal
                                        Financial and Accounting Officer)

/s/ Hugh M. Morrison                    Chairman of the Board and Director of                    January 9, 2001
--------------------------------        Advanced Neuromodulation Systems, Inc.
Hugh M. Morrison

/s/ Robert C. Eberhart                  Director of Advanced Neuromodulation                     January 9, 2001
--------------------------------        Systems, Inc.
Robert C. Eberhart

                                        Director of Advanced Neuromodulation                     January __, 2001
--------------------------------        Systems, Inc.
Joseph E. Laptewicz, Jr.

/s/ A. Ronald Lerner                    Director of Advanced Neuromodulation                     January 9, 2001
--------------------------------        Systems, Inc.
A. Ronald Lerner

/s/ Richard D. Nikolaev                 Director of Advanced Neuromodulation                     January 9, 2001
--------------------------------        Systems, Inc.
Richard D. Nikolaev

                                        Director of Advanced Neuromodulation                     January __, 2001
--------------------------------        Systems, Inc.
Michael J. Torma

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Christopher G. Chavez and F. Robert Merrill III his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any and all supplemental registration statements (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                       Date
         ---------                                   -----                                       ----
/s/ Christopher G. Chavez               Chief Executive Officer, President and                   January 9, 2001
--------------------------------        Director of Advanced Neuromodulation
Christopher G. Chavez                   Systems, Inc. (Principal Executive Officer)

/s/ F. Robert Merrill III               Executive Vice President - Finance,                      January 9, 2001
--------------------------------        Treasurer and Secretary of Advanced
F. Robert Merrill III                   Neuromodulation Systems, Inc. (Principal
                                        Financial and Accounting Officer)

/s/ Hugh M. Morrison                    Chairman of the Board and Director of                    January 9, 2001
--------------------------------        Advanced Neuromodulation Systems, Inc.
Hugh M. Morrison

/s/ Robert C. Eberhart                  Director of Advanced Neuromodulation                     January 9, 2001
--------------------------------        Systems, Inc.
Robert C. Eberhart

                                        Director of Advanced Neuromodulation                     January __, 2001
--------------------------------        Systems, Inc.
Joseph E. Laptewicz, Jr.

/s/ A. Ronald Lerner                    Director of Advanced Neuromodulation                     January 9, 2001
--------------------------------        Systems, Inc.
A. Ronald Lerner

/s/ Richard D. Nikolaev                 Director of Advanced Neuromodulation                     January 9, 2001
--------------------------------        Systems, Inc.
Richard D. Nikolaev

                                        Director of Advanced Neuromodulation                     January __, 2001
--------------------------------        Systems, Inc.
Michael J. Torma

                                INDEX TO EXHIBITS

Exhibit
Number        Description of Exhibits
-------       -----------------------
 *5.1         Opinion of Hughes & Luce, L.L.P.

*23.1         Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)

*23.2         Consent of Ernst & Young LLP

*24.1         Power of Attorney (included in Part II of this registration statement)

-----------
*Filed Herewith.